Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-111541) of Compass Minerals International, Inc. of our report dated March 3, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Kansas City, Missouri
March 18, 2004